UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 11, 2024

Oncternal Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50549	62-1715807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12230 El Camino Real Suite 230 San Diego, CA 92130 (858) 434-1113

(Address and zip code; telephone number, including area code, of registrant’s principal executive offices)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ONCT	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 12, 2024, Oncternal Therapeutics, Inc. (“Oncternal”) announced a workforce reduction of approximately 10 employees, constituting approximately 37% of Oncternal’s workforce. Oncternal is taking this action to reduce its operating expenses while maintaining core capabilities as Oncternal explores business development-related activities for Oncternal’s clinical programs. The workforce reduction was unanimously approved by Oncternal’s board of directors on September 11, 2024.

Oncternal currently estimates that it will incur charges associated with the workforce reduction of approximately $1.0 million primarily related to employee severance payments, benefits and related termination costs. Oncternal expects that the reduction in force will be substantially complete with the majority of related charges recognized in the third quarter of 2024.

The estimates of the charges and expenditures that Oncternal expects to incur in connection with the workforce reduction, and the timing thereof, are subject to several assumptions and the actual amounts incurred may differ materially from these estimates. In addition, Oncternal may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the workforce reduction.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the workforce reduction, Salim Yazji, M.D. will cease serving as Chief Medical Officer, to be effective as of October 1, 2024. Dr. Yazji will be entitled to certain severance payments and the continuation of health benefits pursuant to his employment agreement with Oncternal dated May 17, 2021, as amended on March 31, 2023.

Item 8.01. Other Events.

On September 12, 2024, Oncternal announced its decision to discontinue its clinical trials evaluating ONCT-534, its dual action androgen receptor inhibitor for the treatment of patients with metastatic castration resistant cancer, and ONCT-808, its ROR1-targeting autologous CAR T program for the treatment of patients with aggressive B-cell lymphoma and explore strategic alternatives.

In the current study, interim Phase 1 study results of ONCT-534 did not show clinically meaningful improvements of disease, including prostate-specific antigen (PSA) levels, in the 20 patients treated in eight dosing cohorts with various doses and schedules of administration of ONCT-534. ONCT-534 was generally well tolerated, with dose limiting toxicity observed in 2 of 3 patients at the highest dose tested, 1200 mg given orally once per day.

The results with ONCT-808 at an interim Phase 1 analysis showed anti-tumor activity at every dose tested, including a complete metabolic response lasting eight months and long-term persistence of the CAR-T cells, with expected treatment emergent adverse events for a CAR-T therapy, and one death due to complications of shock at the highest dose tested.

Based on the available clinical data and capital requirements for continued development, Oncternal has decided to terminate these studies. Oncternal will focus on exploring strategic alternatives with the goal of maximizing value for its stockholders, which may include asset sales, licensing or other strategic transactions relating to Oncternal’s development programs or a merger, reverse merger, acquisition, or other business combination involving Oncternal. While this strategic exploration is ongoing, Oncternal will discontinue all product development activities and will take other steps to reduce costs, including a reduction in its workforce to preserve cash resources.

Forward-Looking Statements

Oncternal cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on Oncternal’s current beliefs and expectations. Forward-looking statements include statements regarding: Oncternal’s ability to complete a strategic transaction or continue as a going concern even if a strategic transaction is completed; anticipated benefits of strategic transactions; and Oncternal’s ability to preserve cash during the strategic alternatives process. Forward-looking statements are subject to risks and uncertainties inherent in Oncternal’s business, including: Oncternal may not realize the benefits expected from the workforce reduction and discontinuation of product development activities, including its ability to conserve cash; Oncternal’s ability to retain remaining key personnel; whether Oncternal will be able to secure and complete or achieve the anticipated benefits from any potential strategic transactions on acceptable terms or at all; Oncternal may use its capital resources sooner than it anticipates, resulting in a liquidation and dissolution of Oncternal; Oncternal’s common stock may be delisted from Nasdaq; and other risks described in Oncternal’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements in this report are current only as of the date hereof and, except as required by applicable law,

Oncternal undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncternal Therapeutics, Inc.

Date: September 12, 2024	By:	/s/ James B. Breitmeyer, M.D., Ph.D.
Name: James B. Breitmeyer, M.D., Ph.D.
Title: Chief Executive Officer